Exhibit 31.2

CERTIFICATIONS
I, John Murphy, President and Chief Financial Officer of The Coca-Cola Company, certify that:
1.I have reviewed this quarterly report on Form 10-Q/A of The Coca-Cola Company; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 30, 2024

/s/ John Murphy
John Murphy President and Chief Financial Officer of The Coca-Cola Company